Exhibit 99.1

Tallgrass Energy Partners' CEO to Present at EMG Investor Conference

LEAWOOD, Kan.--(BUSINESS WIRE)--September 29, 2014--Tallgrass Energy Partners, LP (NYSE: TEP) ("Tallgrass") today announced that its President and Chief Executive Officer, David G. Dehaemers, Jr., will make a presentation to the investors of The Energy & Minerals Group on September 30, 2014 in Houston, Texas. Related slides will be posted on Tallgrass' website on September 30, 2014. Unitholders and other interested parties are invited to view the materials under the investor relations section at www.tallgrassenergy.com.

About Tallgrass Energy Partners, LP

Tallgrass Energy Partners, LP (NYSE: TEP) is a publicly traded, growth-oriented limited partnership formed to own, operate, acquire and develop midstream energy assets in North America. We currently provide natural gas transportation and storage services for customers in the Rocky Mountain and Midwest regions of the United States through our Tallgrass Interstate Gas Transmission and Trailblazer Pipeline systems. We provide processing services for customers in Wyoming through Tallgrass Midstream at our Casper and Douglas natural gas processing and our West Frenchie Draw natural gas treating facilities and we provide water business services to customers through BNN Water Solutions. Upon completion of ongoing construction, we will also provide crude oil transportation to customers in Wyoming, servicing the Bakken production area of North Dakota and eastern Montana through our ownership interest in Tallgrass Pony Express Pipeline. We believe we are well-positioned to capture growing natural gas and crude oil volumes produced in the Denver-Julesburg Basin and the Niobrara, Mississippi Lime and Bakken shale formations.

To learn more, please visit our website at www.tallgrassenergy.com.

CONTACT:
Tallgrass Energy Partners, LP
Investor Relations
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com